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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-72424 of our reports dated June 22, 1998, appearing in the April 30, 1998 Annual Reports of Financial Investors Trust Funds and Aristata Funds and to the references to us under the captions "Financial Highlights" appearing in the Prospectus and "Experts" appearing in the Statement of Additional Information which are included in such Registration Statement.

Denver, Colorado
August 27, 1998